SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
January 21, 2009
Date of Report (Date of earliest event reported)
GOODRICH PETROLEUM CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	001-12719	76-0466193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
808 Travis Street, Suite 1320
Houston, Texas 77002
(Address of principal executive offices)
(713) 780-9494
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Effective January 21, 2008, Goodrich Petroleum Corporation (the “Company”) appointed Stephen M. Straty to its Board of Directors. Mr. Straty will serve as a Class III director, with a term extending until the Company’s 2010 annual meeting of stockholders.
     Mr. Straty currently serves as the Co-Head and a Managing Director of Jefferies Randall & Dewey, the Energy Investment Banking Group of Jefferies Group, Inc. Jeffries & Company, Inc. served as a co-manager in the Company’s July 2008 common stock offering and received approximately $0.5 million for its services.
Item 7.01. Regulation FD Disclosure.
     The Company issued a press release on January 23, 2009 announcing that Stephen M. Straty had been appointed to its Board of Directors.
     A copy of the Company’s press release is attached as Exhibit 99.1 to this current report on Form 8-K.
     In accordance with General Instruction B.2 of Form 8-K, neither the information under this Item 7.01 nor the press release attached as Exhibit 99.1 shall be deemed “filed” for the purposes of Section 18 of the Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act of 1934, each as amended, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01. Financial Statements and Other Exhibits.
     (d) Exhibits

Exhibit No.	Description

99.1	Press release issued January 23, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH PETROLEUM CORPORATION (Registrant)
/s/ David R. Looney
David R. Looney
Executive Vice President & Chief Financial Officer

Dated: January 27, 2009

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued January 23, 2009.